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Exhibit 99.1



                                                            CONFORMED COPY


ABANDONED PROPERTY CLAIM SETTLEMENT AGREEMENT

          SETTLEMENT AGREEMENT made this 4th day of December, 2001 between NORTH EUROPEAN OIL ROYALTY TRUST, a Delaware trust with offices at 43 West Front Street, Red Bank, New Jersey (the "Trust"), and THE COMPTROLLER OF THE STATE OF NEW YORK, acting by and through the Administrator of the Office of Unclaimed Funds, with offices at Alfred E. Smith State Office Building, Albany, New York 12236 (the "New York Administrator").

                          R E C I T A L S :


          A. The Trust was created by order of the Court of Chancery of the State of Delaware by order dated May 15, 1975, as successor to North European Oil Company, a Delaware corporation, in turn the successor by reorganization to North European Oil Corporation, a Delaware corporation. The Trust maintains no offices and holds no assets in the State of New York. Units of Beneficial Interest in the Trust ("Units") are listed on the New York Stock Exchange and the Units are publicly traded.

          B. The Trust and the Escheator of the State of Delaware (the "Delaware Escheator")heretofore petitioned the Delaware Court of Chancery for approval of Settlement of Pending Litigation (the "Joint Petition") and the Court of Chancery issued an Order Approving Settlement dated February 26, 1996 (the "Delaware Order"). The Settlement entered pursuant to the
Delaware Order was a settlement of litigation in the Delaware Court concerning the right of the State of Delaware to escheat shares of stock and other amounts owed to unlocated stockholders of the predecessors of the Trust. The Trust had interposed defenses based upon the prior orders of the Delaware Court of Chancery concerning the treatment of owners of stock in predecessor corporations to the Trust and the absence of any period of dormancy concerning such stock. Following negotiations, a Joint Petition was submitted and a solicitor ad litem appointed with respect to the possible owners of such stock.

          C. The lists of owners of stock of the predecessor corporations include individuals or brokerage firms with a New York street address. The list of such persons is to be submitted to the Administrator on an Abandoned Property Report. Under the orders issued by the Delaware Court of Chancery, the units attributable to those shares have been held either by the directors of the predecessor corporations or by the Trustees of the Trust as fiduciaries for the beneficial owners, subject to the ongoing supervision of the Delaware Court of Chancery.




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          D.     Pursuant to order of the Delaware Court, the Trustees (and their predecessor directors) made reports of efforts to locate beneficial owners with evidence of such ownership rights, and where beneficial ownership could be determined in the manner directed by the orders of the Delaware Court of Chancery and the decision of the Delaware Supreme Court, Trust units were issued. There remain shares of stock for which no such determination has yet been made. Where the address is a Delaware address or no address could be determined, the units were made subject to the Delaware order. The Delaware Order authorized the Trust to implement arrangements with States other than Delaware parallel to those entered into with Delaware with respect to stock for which the last known address for former owners were located in such other States.

          E. Pursuant to and in accordance with the Delaware Order, the Trust and New York now desire to enter into arrangements parallel to those set forth in the Delaware Order with respect to the unlocated owners of stock of the predecessors of the Trust, North European Oil Corporation and North European Oil Company, with a last known name or address in the State of New York (the "New York Unlocated Owners") as reflected on the Abandoned Property Report to be filed with the Administrator. Under the computations provided in the Delaware Order, the list of such New York owners (which includes the individuals or brokerage firms described in Recital C) would now aggregate 89,220 Units in the Trust.

          F. A copy of the Delaware Order and of the Trust's Royalty Trust Agreement to which the Delaware Order makes reference is attached hereto and incorporated by reference herein to the extent applicable.


                           A G R E E M E N T :


          The Trust and the New York Administrator on behalf of New York hereby agree as follows:

          1. Within thirty (30) days after execution of this Settlement Agreement, the Trust shall issue to the New York Administrator a certificate or certificates for approximately fifty percent (50%) of the Trust Units attributable to New York Unlocated Owners, to wit, 44,610 Units.

          2. On or before July 1, 2005, the Trust shall issue to the New York Administrator a certificate for all of the then-remaining Trust Units attributable to New York Unlocated Owners, i.e., the balance of 44,610 Units, as such balance may be reduced for any claims allowed in the manner contemplated by this Settlement Agreement or the Delaware Order.

          3. The Trust Units so delivered to the New York Administrator shall be entitled to all future distributions from and after the delivery of the Units and the Units shall be included in the computation base for distributions made by the Trust under the Trust Agreement. Such distributions shall be paid to the New York Administrator while the Administrator holds the Units, or thereafter to any successor purchaser or owner.

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          4.     Beginning on the date when the Trust issues to the New York
Administrator the first certificate for Units attributable to New York Unlocated Owners and continuing until the earlier of June 30, 2005, or the date when the Trust elects to make any earlier final distribution of Trust Units to the New York Administrator, if any shares of the New York Unlocated Owners are tendered in exchange for Trust Units, the Trust shall continue to administer such claims and shall advance the payments required to be made to any such located owner. In computing the amounts to be paid to any such claimants, the amounts of distributions made after the time of this settlement until claim allowance and payment shall be added to the amount required to be paid to such allowed claimant. Nevertheless, the obligation to issue units and pay dividends and distributions with respect to such shares in accordance with Section 3.10 of the Trust's Royalty Trust Agreement shall be borne by and between the Trust and the New York Administrator in the following proportion: from the date the Trust first issues certificates for Units to the New York Administrator until June 30, 2005 (or such earlier elective final issuance), the Trust and New York Administrator shall each pay fifty percent (50%) of all claims. To facilitate this process, through June 30, 2005, the Trust shall immediately after processing any such claim submit to the New York Administrator an accounting of claims paid for which reimbursement is requested, along with all supporting documentation, as reasonably required by the New York State Administrator in the normal course of business and the New York Administrator shall thereupon promptly reimburse the Trust for its share of such claim payment. At all stages of this settlement following the initial date at which the New York Administrator receives the first certificates for Trust Units and continuing through June 30, 2005 (or such earlier elective final issuance), the liability of the New York Administrator under this paragraph for allowed claims shall be limited to the total value of Trust Units and distributions it has received from the Trust and any shortfall shall be paid by the Trust. The value of the Trust Units for this purpose shall be computed on the basis of the closing market price on the date of delivery of the Trust Units to the New York Administrator. Effective July 1, 2005 or the date of the final distribution of the trust units to the New York Administrator, New York shall administer all claims in accordance with its own procedures and the provisions of the New York State Abandoned Property Law. From that date forward,
New York's liability to claimants shall be limited to the total value of Trust Units and any accrual distributions thereon received by New York but, in accordance with the provisions of the Delaware Order, shall specifically exclude any arrearage payments on Trust Units.

          5. To assure an orderly market, the New York Administrator in making any sales of units shall be restricted to the numerical sales limitations of Securities and Exchange Commission Rule 144 (whether or not such Rule technically applies).

          6. Any publicity announcement concerning this settlement (other than that required by the federal securities laws disclosure requirements) shall require the agreement of both parties to this Settlement Agreement.


          7. Effective July 1, 2005, after certificates for all Units attributable to New York Unlocated Owners have been issued to the New York

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Administrator, the Trust shall have no further obligation to issue Units or pay dividends or distributions to New York Unlocated Owners included in this Settlement Agreement. Notwithstanding the above the State, any claimant from the State, and successor purchasers of Units remitted to the State, shall be entitled to all distributions issued on such Units.

          8. This Settlement Agreement is in full satisfaction of the obligations of the Trust or the Trustees to the State of New York under the New York Abandoned Property Law with respect to Units and amounts due
New York Unlocated Owners remitted to the New York Administrator under this Settlement Agreement. Upon the date of final distribution of the remaining Units as provided in this Settlement Agreement, the Trust and its Trustees and employees shall be released from any claim by New York and any liability whatsoever to the State in connection with the aforementioned property, including any interest and penalties in connection therewith. The parties recognize the authority of the Delaware Order and the continuing supervision of the Delaware Court of Chancery with respect to implementation of agreements governing shares or other amounts owed to and the rights of unlocated stockholders of predecessors of the Trust. The parties agree that any dispute concerning the implementation of this Settlement Agreement shall be submitted for determination to said Court in the still pending matter relating to the Delaware Order.

          IN WITNESS WHEREOF, the undersigned have executed this Settlement Agreement as of the date first written above.

                                     NORTH EUROPEAN OIL ROYALTY TRUST


                                         By:  /s/  John H. Van Kirk
                                             -----------------------
                                                   John H. Van Kirk,
                                                   Managing Trustee



                                     THE NEW YORK STATE COMPTROLLER
                                        OFFICE OF UNCLAIMED FUNDS


                                         By:  /s/  Wallace Pete
                                             -------------------
                                                   Wallace Pete,
                                                   Administrator